UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 27, 2008
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Certain Officers; Appointment of Certain Officers.

On February 27, 2008, Mr. H. David Ramm resigned as Chief Executive Officer of Millennium Cell Inc. (the “Company”) effective as of the date of the Company’s 2008 annual stockholders’ meeting (the “Annual Meeting”).  Also on February 27, 2008, the Board of Directors of the Company (the “Board” or “Board of Directors”) elected Mr. Ramm to serve as Chairman of the Board of Directors effective as of the date of the Annual Meeting (provided that Mr. Ramm is re-elected to the Board at such meeting).

In connection with Mr. Ramm’s election to such position, on February 29, 2008, the Company granted to Mr. Ramm options to purchase 200,000 shares of Common Stock at an exercise price of $0.23 per share.  These options will fully vest on December 31, 2008.  In addition, the Company will pay Mr. Ramm a monthly stipend of $4,000 upon Mr. Ramm’s assumption of the position of Chairman of the Board.

On February 27, 2008, the Board appointed Mr. Adam P. Briggs, 46, the Company’s President, to the position of Chief Executive Officer of the Company to fill the vacancy that will be created upon Mr. Ramm’s resignation as Chief Executive Officer, effective as of the date of the Annual Meeting.  In connection with such appointment, and consistent with the Company’s prior practice, the Governance and Nominating Committee of the Board nominated Mr. Briggs to stand as a candidate for director at the Annual Meeting and selected Mr. Briggs to become a member of the Executive Committee of the Board, effective upon his election to the Board at the Annual Meeting (provided that Mr. Briggs is elected to the Board at such meeting).

Mr. Briggs has served as the Company's President since April 2005.  In this role, he has responsibility for the company’s Sales, Marketing, Product Development, Research, Finance and Administration. Mr. Briggs has held various positions with the Company beginning in February 2001.  From December 2004 to April 2005, he held the position of Senior Vice President at the Company. From June 2004 to December 2004, he held the position of Vice President of Product Development at the Company. From August 2003 to June 2004, he held the position of Vice President of Product Management of the Company. From December 2001 to August 2003, he held the position of Vice President of Business Development for Distributed Generation of the Company.

On March 13, 2008, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Briggs under which the Company agreed to provide post employment payments to Mr. Briggs in the event of the termination of Mr. Briggs’ employment by the Company without Cause (as such term is defined in the Letter Agreement) or the termination of Mr. Briggs’ employment by Mr. Briggs for Good Reason (as such term is defined in the Letter Agreement). The Letter Agreement is intended to provide Mr. Briggs with near term assurance of his continued employment with the Company other than under circumstances which would be grounds for termination for Cause (as such term is defined in the Letter Agreement). The terms of the Letter Agreement are summarized in, and the full text of such agreement is filed as Exhibit 10.1 to, the Company's Current Report on Form 8-K/A filed on March 19, 2008, incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name:  John D. Giolli, CPA
Title:    Chief Financial Officer

Date: March 4, 2008